                                                                 EXHIBIT 2.h.2.


                      MASTER AGREEMENT AMONG UNDERWRITERS


January 1, 1996


EVEREN Securities, Inc.
77 W. Wacker Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

         From time to time after the date hereof you may act as Representative or as one of the Representatives of the members of an underwriting syndicate for offerings of securities of various issuers. This will confirm our agreement as to the general terms and conditions applicable to our participation in any such underwriting syndicate.

         1. Applicability of this Agreement. This Agreement shall apply to any offering of securities in which we elect to act as an underwriter after receipt of an invitation from you identifying the issuer and the names of the other Representatives, if any, containing information regarding certain terms of the securities to be offered, specifying the amount of our proposed participation and stating that our participation as an underwriter in the offering shall be subject to the provisions of this Agreement. Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you will advise us, to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate (or the method by which such rate is to determined), the conversion price, the underwriting discount, the management fee, the selling concessions and the reallowance, except that if the public offering price of the hereinafter referred to as "Formula Pricing"), you shall so advise us and shall specify the maximum underwriting discount, management fee and selling concession. The foregoing information may be conveyed by you in one or more communications by telegram, telex, telecopier or other written form of communication and are hereinafter collectively referred to as the "Invitation." If the Underwriting Agreement (as hereinafter defined) provides for the granting to the Underwriters of an option to purchase additional securities to cover over-allotments, if any, you will notify us, in the Invitation, of such option and of our maximum obligation upon exercise of such option. The Invitation may also contain additional provisions which supplement or amend the terms of this Agreement.

         This Agreement, as amended or supplemented by the Invitation, shall become effective with respect to our participation in an offering of securities if your Syndicate Department receives our oral or written acceptance prior to the time and date specified in the Invitation (our unrevoked acceptance after such time and date being hereinafter referred to as our "Acceptance" and you do not receive a written communication revoking our acceptance). Our Acceptance will constitute our confirmation that, except as otherwise stated in such Acceptance, each statement included in the Master Underwriters' Questionnaire set forth as Exhibit A hereto (or otherwise furnished to us) is correct. The issuer of the securities in any offering of securities made pursuant to this Agreement is hereinafter referred to as the "Issuer." If the Underwriting Agreement does not provide for an overallotment option, the securities to be purchased are hereinafter called the Firm Securities and any additional securities which may be purchased upon exercise of the over-allotment option are hereinafter called the Additional Securities, with the Firm Securities and all or any part of the Additional Securities being hereinafter collectively referred to as the "Securities." Any underwriters of Securities under this Agreement, including the Representatives (as hereinafter defined), are hereinafter collectively referred to as the Underwriters. All references herein to "you", to "EVEREN", or to the "representatives" shall mean EVEREN Securities, Inc. and the other firms, if any, which are named as Representatives in the Invitation. It is understood and agreed that EVEREN may act on behalf of all Representatives. The Securities to be offered may, but need not, be registered for a delayed or continuous offering pursuant to Rule 415 under the Securities Act of 1933 (the "1933 Act").

         This Agreement shall apply separately to each individual offering of Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies commenced after this Agreement is so amended or supplemented.

         2. Offering Documents. In case of an invitation regarding an offering of Securities registered under the 1933 Act (a Registered Offering), you will furnish to us to the extent made available to you by the Issuer, copies of any registration statement relating to the Securities filed with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act and each amendment thereto (excluding exhibits by including any documents incorporated by reference therein). If the registration statement relates to securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the 1933, Act, the term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. Otherwise, the term Registration Statement means such registration statement as amended at the time when it becomes effective (including the information, if any, deemed to be a part of such Registration Statement at the time of the effectiveness pursuant to rule 430A under the 1933 Act). The term "Prospectus" means the prospectus, together with a final prospectus supplement, if any, relating to the offering of the Securities, and in the form first used to confirm sales of the Securities. The term "preliminary prospectus" means any preliminary prospectus related to the offering of the Securities or any preliminary prospectus supplement together with a prospectus relating to the offering of the Securities. As used herein the terms Registration Statement, Prospectus and preliminary prospectus shall include in each case the material if any, incorporated by reference therein.

         With respect to Securities for which no Registration Statement is filed with the Commission, you will furnish to us, to the extent made available to you by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment thereto (the "Offering Circular").

         We understand that it is our responsibility to examine the Registration Statement, the Prospectus, the Offering Circular, any amendment or supplement thereto relating to the offering of the Securities, any preliminary prospectus or offering circular and the material, if any, incorporated by reference therein and we will familiarize ourself with the terms of the Securities and the other terms of the offering thereof which are to be reflected in the Prospectus or Offering Circular and the Invitation. You are authorized, with the approval of counsel for the Underwriters, to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus or Offering Circular.


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         3.  Underwriting Agreement.  We authorize you to execute and deliver an underwriting or purchase agreement and any amendment or supplement thereto and any associated Terms Agreement or other similar agreement (collectively, the "Underwriting Agreement") on our behalf with the Issuer and/or any selling security holder with respect to the Securities in such form as you determine. We will be bound by all terms of the Underwriting Agreement as executed. The term "original underwriting commitment," as used in this Agreement with respect to any Underwriter, shall refer to the amount of Firm Securities set forth opposite such Underwriter's name in the Underwriting Agreement plus any additional Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of the Underwriting Agreement or Section 13 hereof. The ratio which such original underwriting commitment bears to the aggregate amount of Firm Securities to be purchased by all the Underwriters is referred to in this Agreement as the "underwriting proportion" of such Underwriter.

         It is understood that, if so specified in the Invitation, arrangements may be made for the sale of the Securities by the Issuer pursuant to delayed delivery contracts (herein referred to as "Delayed Delivery Contracts "). References herein to "delayed delivery" and Delayed Delivery Contracts apply only to offerings to which delayed delivery is applicable.

         If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount which bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all the Underwriters.

         4. Authority of Representative. You are also authorized in your sole discretion to take the following actions with respect to the Underwriting
Agreement: (a) To postpone any closing date or option closing date or to extend any other time or date specified in the Underwriting Agreement; (b) To exercise any right of cancellation or termination; (c) To arrange for the purchase by other persons (including yourselves or any other Underwriters) of any of the Securities not taken up by an defaulting Underwriter or by the other Underwriters as provided in the Underwriting Agreement; (d) To give notice on our behalf of the determination to purchase any Additional Securities; (e) With respect to offerings using Formula Pricing, to determine the initial public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement; (f) To consent to any other additions to, changes in or waivers of provisions of the Underwriting Agreement, and to take such other action in connection with the offering of the Securities, as may seem advisable to you in respect thereof.

         5. Method of Offering. We authorize you to manage the underwriting and the public offering of the Securities and to take such action in connection therewith and in connection with the purchase, carrying and resale desirable:
(a) To determine the time of the initial public offering of the Securities, and the initial public offering price and the Underwriters' gross spread and whether to purchase any Additional Securities and the amount, if any, of Additional Securities to be purchased; (b) To make any changes in the public offering price or other terms of the offering; (c) To make changes in those who are to Underwriters and in the respective amounts of the Firm Securities to be purchased by them, provided that our original underwriting commitment shall not be changed without our consent; (d) To determine all matters relating to advertising and communications with dealers or others; (e) To reserve for sale and to sell to institutions or other retail purchasers, for our account, such of our Securities as you may determine; provided, however, that such reservations and sales shall be made for the respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions, except for such sales for the account of a particular Underwriter designated by such a purchaser; (f) To reserve for sale and to sell to dealers, for our account, such of our Securities as you may determine; provided, however, that such dealers shall be actually engaged in the investment banking or securities business and shall be either members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or dealers registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the "1934 Act") who agree to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein; and provided, further, that each dealer shall agree to comply with the provisions of Section 24 of Article 111 of the Rules of Fair Practice of the NASD, and each foreign dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Sections 8 and 36 of Article 111 of such Rules of Fair Practice, and to comply with Section 25 of Article 111 thereof as that Section applies to a nonmember foreign dealer; (g) To apportion such sales to dealers among the Underwriters as nearly as practicable in the ratio reserved; provided, however, that if such ratio is to be revised by reason of the release for direct sale as hereinafter provided, sales may be apportioned by you from day to day on the basis of the ration existing at the end of the preceding day; (h) To fix the concession to dealers and reallowance to dealers and, after the initial public offering of the Securities, to make changes in the concessions and reallowance, (i) At any time with respect to unsold Securities retained by us: (A) to reserve any of such Securities for sale by you for our account, or (B) to purchase any of such Securities which in your opinion are needed to enable you to make deliveries for the accounts of the several Underwriters pursuant to this Agreement. Such purchases may be made at the public offering price, or at your option, at such price less all or any part of the concession to dealers.

         We understand that you will advise us when the Securities are released for public offering and of the amount of Securities sold or reserved for sale for our account. We shall retain for direct sale any Securities purchased by us and not so sold or reserved. Direct sales will be made in accordance with the terms of offering set forth in the Prospectus or Offering Circular. With your consent, we may obtain release from you for direct sale of any Securities held by you for sale pursuant to subparagraphs (3) and (f) above but not sold and paid for. To the extent Securities so released had been reserved for sale to dealers, the amount of Securities reserved for our account for sale to dealer shall be correspondingly reduced. We promptly will advise you at your request, of the amount of Securities retained by us which remain unsold and of the amount of Securities remaining unsold which were delivered to us pursuant to the last paragraph of this Section 4.

         If so directed in the Invitation, we agree that without your express prior written consent we will not sell to any account over which we exercise discretionary authority any of our Securities. We will also comply with any other restriction which may be set forth in the Invitation.

         If, prior to the termination of this Agreement with respect to the offering of the Securities, you shall purchase or contract to purchase any of the Securities sold directly by us, in your discretion you may (i) sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, (ii) charge our account with an amount equal to the concession to dealers with respect thereto and credit such amount against the cost thereof or (iii) require us to purchase such Securities at a price equal to the total cost of such purchase, including commissions, accrued interest, amortization of original issue discount or dividends and transfer taxes on redelivery.


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         6.  Delayed Delivery Arrangements.  We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Securities from the Issuer pursuant to Delayed Delivery Contracts, and we agree that all such arrangements will be made only through you (directly or through Underwriters or dealers). You may allow to dealers in respect of such Securities a commission equal to the concession allowed to dealers pursuant to
Section 5.

         The commitments of the Underwriters shall be reduced in the aggregate by the principal amount of Securities covered by Delayed Delivery Contracts made by the Issuer, the commitment of each Underwriter to be reduced by the principal amount of such Securities, if any, allocated by you to such Underwriter. Your determination of the allocation of Securities covered by Delayed Delivery Contracts among the several Underwriters shall be final and conclusive, and we agree to be bound by any notice delivered by you to the Issuer setting forth the amount of the reduction in our commitment as a result of Delayed Delivery Contracts.

         Upon receiving payment from the Issuer of the fee for arranging Delayed Delivery Contracts, you will credit our account with the portion of such fee applicable to the Securities covered by Delayed Delivery Contracts allocated to us. You will charge our account with any commission allocated to dealers in respect of Securities covered by Delayed Delivery Contracts allocated to us.

         7. Trading Authorization. We authorize EVEREN, during the term of this Agreement relating to the offering of the Securities in its discretion:
(a) To make purchases and sales of Securities, any securities into which the Securities are convertible or for which the Securities are exchangeable and any other securities of the Issuer or any guarantor of the Securities specified in the Invitation, in the open market or otherwise (in addition to purchases and sales made under the authority of Section 5), either for long or short account, on such terms and at such prices as it may determine; (b) In arranging for sales of the Securities pursuant to Section 5, to over-allot, and to make purchases for the purpose of covering any over-allotment so made.

         It is understood that, in connection with the offering of the Securities EVEREN may have made purchases of any such securities for stabilizing purposes prior to the time when we became one of the Underwriters and we agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization.

         All such purchases and sales and over-allotments shall be made for respective accounts of the several Underwriters as nearly as practicable in their respective underwriting proportions; provided, however, that at no time shall our net commitment resulting from such purchases and sales, either for long or short account, or pursuant to such over-allotments, exceed 15% (or such other amount as may be specified in the Invitation) of our original underwriting commitment and provided, further that in determining our net commitment for short account there shall be subtracted the maximum amount of Additional Securities which we are entitled to purchase. We agree to take up at cost on demand any securities so purchased for our account and to deliver on demand any securities so sold or so over-allotted for our account. Without limiting the generality of the foregoing , EVEREN, may buy or take over for the respective accounts of the several Underwriters, all in the proportion and within the limits set forth, at the price at which reserved, any of the Securities reserved for sale by it but not sold and paid for, for such purposes as it may determine, including, but not limited to, the covering of over-allotments and short sales.

         If EVEREN engages in any stabilization transaction pursuant to this Section, it will notify us promptly of the date and time of the first stabilizing purchase and the date and time of termination of stabilization. EVEREN shall prepare and maintain such records as are required to be maintained by it as manager pursuant to Rule 17a-2 under the 1934 Act.

         8. Limitation on Transactions by Underwriters. If the Securities are shares of common stock ("Common Stock") of the Issuer or securities of the Issuer that may be exchanged for or converted into Common Stock, we agree that we will not, without the express prior written consent of EVEREN, buy, sell, deal or trade in (i) any Common Stock, (ii) any security of the Issuer convertible into Common Stock or (iii) any right or option to acquire or sell Common Stock or any security of the Issuer convertible into Common Stock, for our own account or for the account of a customer, except: (a) as provided for in this Agreement or the Underwriting Agreement; (b) that we may convert any security of the Issuer convertible into Common Stock owned by us and sell the Common Stock acquired upon such conversion and that we may deliver Common Stock owned by us upon the exercise of any option written by us as permitted by the provisions set forth herein; (c) in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of purchases and which are executed by using the ordinary course of our brokerage business; and (d) than on or after the date of the initial public offering of the Securities, we may execute covered writing transactions in options to acquire Common Stock, when such transactions are covered by Securities, for the accounts of customers.

         An opening uncovered writing transaction in options to acquire Common Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 8, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered writing transaction in options to acquire" as used above means a transaction where the seller intends to become a writer of an option to purchase any Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "opening uncovered purchase transaction in options to sell" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

         If the Securities are not shares of Common Stock or securities of the Issuer that may be exchanged for or converted into Common Stock, we agree that we will not bid for or purchase, or attempt to induce any other person to purchase, any Securities or any other securities of the Issuer designated in the Invitation other than (i) as proved for in this Agreement or the Underwriting Agreement, (ii) as expressly approved in writing by EVEREN or (iii) as a broker in executing unsolicited orders.

         We represent that we have not participated in any transaction prohibited by the preceding paragraphs this Section 8 and that we have at all times complied with and will at all times comply with the provisions of Rule 10b-6 of the Commission applicable to the offering of the Securities.

         We may, with your express prior written consent, make purchases of the Securities from and sales to other Underwriters at the public offering price, less all or any part of the concession to dealers.



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         9.  Delivery and Payment. At or before such time, on such dates and at such places as you may specify in the Invitation, we will deliver to you a certified or official bank check in such funds as are specified in the Invitation, payable to the order of EVEREN (unless otherwise specified in the Invitation) in an amount equal to, as you direct, (i) the public offering price or prices plus accrued interest, amortization of original issue discount or dividends, if any, set forth in the Prospectus or Offering Circular less the selling concession in respect of such of the Securities to be purchased by us as shall have been retained by or released to us for direct sale, of (iii) the amount set forth in the Invitation with respect to the Securities to be purchased by us. You shall use such funds to make payment on our behalf of the purchase price for the Securities to be purchased by us. Any balance shall be held by you for our account. If you have not received our funds as requested you may in your discretion make any such payment on our behalf and we will promptly deliver funds to you in the amount so requested. Any such payment by you will not relieve us from any of our obligations under this Agreement or under the Underwriting Agreement.

         We authorize you, in carrying out the provisions of this Agreement, in your discretion, to arrange loans for our account, to advance your funds for our account, charging current interest rates, and to hold or pledge as security therefor all or any part of the Securities which you may be holding for our account. Any lender is hereby authorized to accept your instructions with respect to such loans, and we authorize you to execute and deliver notes or other instruments in connection therewith.

         You shall remit to us or credit to our account (i) the proceeds of any loan taken down on our behalf and (ii) upon receiving payment to you for any Securities sold for our account, an amount equal either to the purchase price paid by us of the price received by you therefor, as you may determine. If the Underwriting Agreement for an offering provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account.

         We authorize you to take delivery of certificates for our Securities (which may, in the case of Securities which are debt obligations, be in temporary form), registered as you may direct in order to facilitate deliveries, and to deliver any Securities reserved for us against sales. You will deliver to us certificates for our unreserved Securities and certificates for our reserved but unsold Securities as soon as practicable after the termination of the provisions referred to in Section 11. If we are a member of the Depositary Trust Company, you may at your discretion arrange for payment for and/or deliver of our participation through the facilities of such Company or, if we are not a member, such settlement may be made through our ordinary correspondent who is a member.

         Certificates for all other Securities which you then hold for our account shall be delivered to us upon termination of this Agreement with respect to the offering of the Securities, or prior thereto in your discretion, and certificates for any such Securities may at any time be delivered to us for carrying purposes only, subject to redelivery upon demand. If, upon termination of this Agreement with respect to the offering of the Securities, an aggregate of not more than 10% of the Securities remains unsold, EVEREN may, in its discretion, sell such Securities at such prices as it may determine.

         10. Indemnification and Certain Claims. With respect to each offering of Securities pursuant to this Agreement, we agree to indemnify and hold harmless each of the other Underwriters, and each person, if any, who controls any other Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and to reimburse their expenses, all to the extent, if any, and upon the terms that we agree to indemnify and hold harmless the Issuer and other specified persons and to reimburse their expenses, as set forth in the Underwriting Agreement.

         With respect to each offering of Securities pursuant to this Agreement, we will pay our proportionate share (based on our underwriting proportion) of (a) all expenses incurred by you in investigating or defending against any claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body) other than an Underwriter based upon the claim that the Underwriters constitute an association, unincorporated business or other separate entity, or relating to the Registration Statement or Prospectus or Offering Circular for any amendment or supplement thereto) or any preliminary prospectus or offering circular and (b) any liability incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgement or as a result of any settlement agreed to by you, other than any such liability as to which you actually receive indemnity pursuant to the first paragraph of this Section 10 or indemnity or contribution pursuant to the Underwriting Agreement.

         11. Termination and Settlement. With respect to each offering of Securities pursuant to this Agreement, this Agreement shall terminate (i) on the thirtieth business day after the initial public offering of the Securities,
(ii) on such earlier date as you may determine or (iii) on the termination of the Underwriting Agreement if the Underwriting Agreement shall be terminated as permitted by its terms. You may at your discretion, on notice to us prior to the termination of this Agreement with respect to the offering of the Securitites, terminate or suspend us prior to the terinaton of this Agreement with respect to the offering of the Securities, terminate or suspend the effectiveness of Sections 5, 7 and 8 hereof or any part of them, or alter any of the terms or conditions of offering determined pursuant to Section 5 hereof. No termination or suspension pursuant to this Section shall affect your authority under Section 7 hereof to over any short position under this Agreement.

         Upon termination of this Agreement with respect to the offering of the Securities, all authorizations, rights and obligations hereunder shall cease, except (i) the mutual obligations to settle accounts hereunder, (ii) our obligation to pay any transfer taxes which may be assessed and paid on account of any sales hereunder for our account, (iii) our obligation with respect to purchases which may be made by you from time to time thereafter to cover any short position incurred under this Agreement, (iv) our agreements contained in the first and their paragraphs of Section 10 hereof and (v) the obligations of any defaulting Underwriter, all of which shall continue until fully discharged.

         The accounts arising pursuant to this Agreement with respect to the offering of the Securities shall be settled and paid as soon as practicable after termination hereof with respect to such offering, except that you may reserve such amount as you deem advisable to cover any additional contingent expenses.

         You are authorized at any time: (a) To make partial distributions of credit balances or call for the payment of debit balances (b) To determine the amounts to be paid to or by us, which determination will be final and conclusive; (c) As compensation for your services in connection with this Agreement with respect to the offering of the Securities, to charge our account and pay to yourselves, when final accounting is made, an amount per security to be determined by you (not to exceed the amount or the percentage of the Underwriters' gross spread per security specified in the Invitation) for each Security which we have agreed or shall become committed to purchase pursuant to the Underwriting Agreement; (d) To charge our account with (i) all transfer taxes on sales made for our account and (ii) our underwriting proportion of all expenses (other than transfer taxes) incurred by you, as Representatives of the several Underwriters, in connection with the transactions contemplated by this Agreement with respect to the offering of the Securities; (e) To hold any of our funds at any time in your hands with your general funds without accountability for interest.

         12. Blue Sky Qualification. Upon request, you will inform us as to the jurisdictions in which you have been advised by counsel that the Securities have been registered or qualified for sale under the respective securities or Blue Sky laws, but you do not assume any responsibility or obligation as to our right to sell the Securities in any jurisdiction.

         You are authorized to file or cause to be filed a Further State Notice with the Department of State of New York.

         13. Default by Underwriters. Default by any Underwriter in respect of its obligations or in any way affect the liability of such defaulting Underwriter to the other Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, if provided in the Underwriting Agreement you may (but shall not be obligated to) arrange for the purchase by other, which may include yourselves or other nondefaulting Underwriters, of all or a portion of the Securities not taken up by the defaulting Underwriters.

         If such arrangements are made, the respective original underwriting commitments of the non-defaulting Underwriters and the amounts of the Securities to be purchased by others, if any, shall be taken as the basis for all rights and obligations hereunder, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from its default, nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the underwriting Agreement except as herein or therein provided. In addition, in the event of default by one or more Underwriters in respect of their obligations under the Underwriting Agreement to purchase the Securities agreed to be purchased by them thereunder and, to the extent that arrangements shall not have been made by you for any person to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our original underwriting commitment, of the obligation of each such defaulting Underwriter (subject to the limitations contained in the Underwriting Agreement) without relieving such defaulting Underwriter of its liability therefore.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any securities purchased, or to deliver any securities sold or over allotted, by you for the respective accounts of the Underwriters, or to bear their proportion of expenses or liabilities pursuant to this Agreement, and to the extent that arrangements shall not have been made by you for any persons to assume the obligations of such defaulting Underwriter or Underwriters, we agree to assume our proportionate share, based upon our original underwriting commitment, of the obligations of each defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         14. Distribution of Prospectuses; Offering Circulars. We are familiar with Securities Act of 1933 Release No. 4968 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and we confirm that we will comply therewith, to the extent applicable, in connection with any sale of Securities. You shall cause to be made available to us, to the extent made available to you by the Issuer, such number of copies of the Prospectus as we may reasonable request for purposes contemplated by the 1933 Act, the 1934 Act and the rules and regulations thereunder.

         If an Invitation states that the offering is subject to the 48-hour prospectus delivery requirement set forth in Rule 15c2-8(b), our Acceptance of the Invitation shall be deemed to constitute confirmation that we have delivered for we will deliver) a copy of the preliminary prospectus to all persons to whom we expect tot confirm a sale of Securities and that such deliver was effected (or will be effected) at least 48 hours prior to the mailing of such confirmations of sale.

         We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, the Offering Circular or any preliminary prospectus or offering circular (or any amendment or supplement thereto), and, when furnished with any subsequent amendment to the Registration Statement, any subsequent prospectus or offering circular or any memorandum outlining changes in the Registration Statement or any prospectus or offering circular, we will, upon your request, promptly forward copies thereof to such persons.

         Our Acceptance of an Invitation relating to an offering made pursuant to an Offering Circular shall constitute our agreement that, if requested by you, we promptly will furnish a copy of any amendment to a preliminary or final Offering Circular to each person to whom we shall have furnished a previous preliminary or final Offering Circular. Our Acceptance shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and, to the extent consistent with such laws, rules and regulations, our Acceptance shall constitute our confirmation that we have deliver, and our agreement that we will deliver, all preliminary and final Offering Circulars which would be required if the provisions of the Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

         15. Miscellaneous. Nothing in this Agreement shall constitute us partners with you or with the Underwriters. Our obligations and the obligations of be read to make or otherwise each of the other Underwriters are several and not joint. Each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Default by any Underwriter with respect to the Underwriting Agreement shall not release us from any of the obligations thereunder or hereunder.

         Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus or Offering Circular and our address are set forth below.

         Any notice from you to us shall be deemed to have been given if mailed, telegraphed, faxed or hand delivered, or telephoned and subsequently confirmed in writing, to our address appearing below.

         We confirm that we are a member in good standing of the NASD or that we are a foreign bank or dealer, not eligible for membership in the NASD. In making sales of Securities, if we are such a member, we agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Section 24 of
Article 111 of the NASD's Rules of Fair Practice, or, if we are such a foreign bank or dealer, we agree to comply with such Interpretation, Sections 8, 24 and 36 of such Article as though we were such a member and Section 25 of such Article as it applies to a non-member broker or dealer in a foreign country.

         If we are a foreign bank or dealer and we are not registered as a broker-dealer under Section 15 of the 1934 Act, we agree that while we are acting as an Underwriter with respect to the Securities and in any event during the term of this Agreement with respect to the offering of the Securities, we will not directly or indirectly engage in any transactions in the United States, with nationals or residents of the United States, or with any other person whereby we would be subject to the jurisdiction of the 1933 Act or 1934 Act (except for the purchases provided for in the Underwriting Agreement and transactions contemplated by Section 5, 7 and 8 hereof) in (i) Securities, (ii) Common Stock, if the Securities are Common Stock or securities of the issuer that may be exchanged for or converted into Common Stock or (iii) any other securities of the Issuer designated in the Invitation.

         If we are a foreign bank or dealer, we represent that in connection with sales and offers to sell Securities made by us outside the United State
(a) we will not offer or sell any Securities in any jurisdiction except in compliance with applicable laws and (b) we will either furnish to each person to whom any such sale or offer is made a copy of the then current preliminary prospectus or offering circular, if any, of the Prospectus or Offering Circular (as then amended or supplemented), as the case may be or inform such person that such preliminary prospectus or offering circular, if any, or Prospectus or Offering Circular will be available upon request. Any offering material in addition to the then current preliminary prospectus or offering circular or the Prospectus or Offering Circular furnished by us to any person in connection with any offers or sales referred to in the preceding sentence (i) shall be prepared and so furnished at our sole risk and expense and (ii) shall not contain information relating to the Securities or the Issuer which is inconsistent in any respect with the information contained in the then current preliminary prospectus or offering circular, if any, or in the Prospectus or Offering Circular (as then amended or supplements), as the case may be. It is understood that no action has been taken by you or the issuer or any seller of the Securities to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

         We also confirm that our commitment to purchase Securities pursuant to the Underwriting Agreement will not result in a violation of Rule 15c3-1 under the 1934 Act or of any similar provisions of any applicable rules of any securities exchange to which we are subject or of any restriction imposed upon us by an such exchange or any governmental authority.

         We agree that we will notify you immediately of any development before the termination of this Agreement with respect to the offering of the Securities which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Underwriters' Questionnaire.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please confirm this Agreement and deliver a copy to us.

                                  Very truly yours,

                                  NAME OF FIRM:    ____________________________




                                  By:__________________________________________
                                        Authorized Officer or Partner

                                  Address:

                                  _____________________________________________

                                  _____________________________________________

                                  _____________________________________________

Confirmed as of the date first above written.

EVEREN SECURITIES, INC.



By:____________________________________________

Exhibit A to Master Agreement Among Underwriters

         Unless otherwise defined, capitalized terms used herein have the meanings assigned thereto in the Master Agreement Among Underwriters dated April 30, 1991, between EVEREN Securities, Inc. ("EVEREN") and you (such agreement as amended or supplemented from time to time, being hereinafter called the "Agreement"). Reference will be made to this Master Underwriters' Questionnaire in each Invitation described in Section 1 of the Agreement received by you from EVEREN in connection with offerings of securities in which EVEREN is acting as representative or the manager of the representatives of the several Underwriters. Your Acceptance of any such Invitation should respond to this Master Underwriters' Questionnaire.

         (1) Neither you nor any of your directors, officers or partners has a material relationship (as "Material" is defined in Regulation C under the 1933
Act) with the Issue, its parent (if any), any other seller of the Securities or any guarantor of the Securities;

         (2) Neither you nor any of your directors, officer or partners, separately or as a "group" (as that term is defined in Section 13(d)(3) of the 1934 Act), owns of record or beneficially 5% or more of any class of voting securities of the Issuer, its parent (if any), any other seller of the Securities or any guarantor of the Securities nor do you have any knowledge that 5% or more of any class of voting securities of the issuer is held or will be held subject to any voting trust or other similar agreement;

         (3) You have not prepared any report or memorandum for external use in connection with the proposed offer;

         (4) If the Securities are to be issued under an indenture qualified under the Trust Indenture Act of 1939 (the "1939 Act");

                 (a) neither you nor any of your directors, officer or partners is an affiliate (as defined in Rule 0-2(b) under the 1939 Act) of the Trustee, or its parent (if any ) and neither the Trustee nor its parent (if any) nor any of their directors or executive officers is a director, officer, partner, employee, appointee or representative of yours as those terms are defined in the 1939 Act or in the relevant instructions to Form T-1 thereunder;

                 (b) neither you nor any of your directors, officers or partners , separately or as a group owns beneficially 1% or more of any class of voting securities of the Trustee or its parent, if any; and

                 (c) if you are a corporation, you do not have outstanding nor have you assumed or guaranteed any securities otherwise than in your corporate name, and neither the Trustee nor its parent (if any) is a holder of such securities.

         (5) Other than as stated or to be stated in the Agreement, the EVEREN Securities, Inc. Master Dealer Agreement or the Underwriting Agreement relating to the proposed Offering, you do not know of or have reason to believe that (a) there are any discounts or commissions to be allowed or paid to Underwriters or any other items that would be deemed by the NASD to constitute underwriting compensation for purposes of the NASD's Rules of Fair Practice, (b) there are any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the Securities, (c) there is an intention to over-allot or (d) the price of any security may be stabilized to facilitate the offering of the Securities.

         (6) In the case of a Registered Offering where the Registration Statement is on Form S-1, you have not prepared any engineering, management or similar reports or memoranda relating to broad aspects of the business, operations or products of the Issuer, its parent (if any) or any guarantor within the past 12 months (except for reports solely comprised of recommendation to buy, sell or hold the securities of the Issuer, its parent (if any) or any guarantor, unless such recommendations have changed within the past six months). If any such report or memorandum has been prepared, furnish to EVEREN (a) three copies thereof and (b) a statement as to the actual or proposed use, identifying (i) each class of persons (institutional mailing lists, retail clients, etc.) who have received or will received the report memorandum, (ii) the number of copies distributed to each such class and (iii) the period of distribution.

         (7) If the Issuer is a public utility, you are not a "holding company or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility company, " each as defined in the Public Utility Holding Company Act of 1935.

         (8) Neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD) nor, to your knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution group and any other persons associated with or related to any of the foregoing) nor any other broker-dealer (a) within the last 18 months have purchased in private transactions, or intend before, at or within six months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities of the Issuer or any subsidiary thereof, or (2) within the last 12 months had any dealing with the Issuer, any selling security holder or any subsidiary or controlling person thereof (other than relating to the proposed Underwriting Agreement) as to which document or information are required to be field with the NASD pursuant to its Statement of Policy Concerning Venture Capital and Other Investments by Broker/Dealers Prior to Public Offerings or its Interpretation with Respect to Review of Corporate Financing.

         (9) You may, in accordance with and pursuant to the financial responsibility requirements of Rule 15c3-1 under the Exchange Act, agree to purchase the amount of Securities to be purchased by you.

         (10) If the Issuer of the Securities has not had a registration statement effective under the 1933 Act and does not intend to register any securities under Section 12 of the 1934 Act, you do not intend to confirm sales of the Securities to any accounts over which you exercise discretionary authority.